Exhibit (a)(1)(D)

INSTRUCTIONS TO NOTICE OF WITHDRAWAL OF ELECTION FORM

If you previously elected to accept the offer by Five Prime Therapeutics, Inc. (“Five Prime”) to exchange some or all of your outstanding Eligible Options for New Options, subject to the terms and conditions of the Offer to Exchange Eligible Options for New Options, dated July 1, 2019 (the “Exchange Offer”), and you would like to change your election and withdraw the tender of any of your Eligible Options for exchange, you must complete and sign this Notice of Withdrawal of Election Form (this “Notice of Withdrawal”) and return it to Five Prime before 6:00 p.m., Pacific Time, on Monday, July 29, 2019. Once you have completed and signed this Notice of Withdrawal, please return it to Five Prime by the following means:

Return via email (by PDF or similar imaged document file) to: option.exchange@fiveprime.com

Your tendered Eligible Options will not be considered withdrawn from the Exchange Offer until we receive your properly completed and signed Notice of Withdrawal. If you miss the deadline to submit the Notice of Withdrawal but remain an Eligible Holder, any previously tendered Eligible Options will be cancelled pursuant to the Exchange Offer in exchange for the grant of New Options. You must sign the Notice of Withdrawal using the same name that appears on the Election Form you previously submitted. If your signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity for you, the signer’s full title and proper evidence of the authority of that person to act in that capacity must be identified on this Notice of Withdrawal.

You should receive a confirmation of receipt within three (3) business days after submitting your Notice of Withdrawal. If you have not received a confirmation of receipt before Monday, July 29, 2019, please contact us promptly via email at option.exchange@fiveprime.com to confirm that we received your Notice of Withdrawal.

DO NOT COMPLETE AND RETURN THIS NOTICE OF WITHDRAWAL UNLESS YOU WISH TO WITHDRAW A PREVIOUS TENDER OF ELIGIBLE OPTIONS FOR EXCHANGE PURSUANT TO THE EXCHANGE OFFER.

FIVE PRIME THERAPEUTICS, INC.

111 OYSTER POINT BOULEVARD

SOUTH SAN FRANCISCO, CA 94080

NOTICE OF WITHDRAWAL OF ELECTION FORM

Return via email (by PDF or similar imaged document file) to: option.exchange@fiveprime.com

I previously received from Five Prime the Offer to Exchange Eligible Options for New Options, dated July 1, 2019, and the Election Form. I signed and returned the Election Form, in which I elected to tender some or all of my Eligible Options in exchange for New Options. By submitting this Notice of Withdrawal of Election Form (this “Notice of Withdrawal”), I am revoking that election and hereby withdraw from the Exchange Offer with respect to the Eligible Options listed below:

Eligible Options					Withdrawal of election to tender Eligible Option for New Option(s)
Grant Number	Grant Date	Grant Type	Exercise Price	Eligible Shares
		☐ ISO ☐ NSO		XXXXX ( vested, unvested)	☐ Revoke election

		☐ ISO ☐ NSO		XXXXX ( vested, unvested)	☐ Revoke election

		☐ ISO ☐ NSO		XXXXX ( vested, unvested)	☐ Revoke election

I understand that, by signing this Notice of Withdrawal and delivering it to Five Prime, I withdraw my acceptance of the Exchange Offer with respect to the Eligible Options listed above. By rejecting the Exchange Offer with respect to the Eligible Options listed above, I understand that such Eligible Options will not be cancelled in exchange for the grant of New Options, and I will retain these Eligible Options subject to their existing exercise price, term, vesting schedule and other terms and conditions. I agree that Five Prime has made no representations or warranties to me regarding my rejection of the Exchange Offer. The withdrawal of the Eligible Options listed above is at my sole and exclusive discretion. I agree that Five Prime will not be liable for any costs, taxes, losses or damages I may incur as a result of my decision to withdraw the Eligible Options listed above.

By signing below, I hereby revoke my prior election to tender the Eligible Options listed above.

(Signature)
(Print Name)
(Date)